UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2016

BALINCAN INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-204161	38-3970138
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

11/F Johnson Industrial Mansion

340 Kwun Tong Road

Kowloon

Hong Kong

(Address of principal executive offices)

852 21807022

Registrant's telephone number, including area code

ALPINE AUTO BROKERS, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

As previously reported in Form 8-K filed on August 18, 2016:

The Company amended its Articles of Incorporation with the State of Nevada on July 13, 2016 in order to change its name to Balincan International Inc. and to effectuate a 10 for 1 forward stock split with a proportionate increase in the authorized shares of the Company from 100,000,000 to 1,000,000,000 (the “Amendments”). The name change was undertaken and requested in order to more closely align with the operations of the Company going forward. The forward stock split was undertaken and requested to have 40,500,000 shares available for sale, and still have 81,000,000 warrants available to be issued in order to raise the $35,000that was needed in order to acquire 100% of BKGI, the company which was owned by Matthew Pau. The board of directors of the Company approved the Amendments on June 20, 2016. The shareholders of the Company approved of the Amendments by written consent on June 20, 2016. The Company is waiting for approval of the above actions by FINRA.

ITEM 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company has not adopted a written code of ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALINCAN INTERNATIONAL INC.

November 1, 2016	By: /s/ Tsz Ting, Ip
Name: Tsz Ting, Ip
Title: President